UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2018

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

 (Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01. OTHER EVENTS.

On July 16, 2018, Cosmos Holdings Inc. (the “Company”) completed a Share Exchange Agreement (the “SEA”) by and among Marathon Global Inc. (“Marathon”), a corporation incorporated under the laws of the Province of Ontario, Canada; Kaneh Bosm Biotechnology Inc. (“KBB”), a corporation incorporated under the laws of the Province of British Colombia and a public reporting company on the Canadian Securities Exchange; and certain other sellers of Marathon capital stock. Pursuant to a prior Securities Exchange Agreement, as amended on May 24, 2018, the Company had transferred one-half of its interest in Marathon to KBB in exchange for five million shares of KBB. Pursuant to the terms of the new SEA, the Company transferred its remaining one-half interest in Marathon to KBB. The Company received an additional five million shares of KBB. Completion of the SEA by the Company was subject to satisfaction of various conditions precedent all of which have been satisfied. The ten million shares of KBB owned by the Company constitute approximately 7% of the 141,219,108 shares of capital stock of KBB issued and outstanding.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Item No.	Exhibits - Description

10.1	Share Exchange Agreement dated as of June 26, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: July 19, 2018	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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